Exhibit 99.2

Media General Reports March Revenues

          RICHMOND, Va., April 12 /PRNewswire-FirstCall/ -- Media General, Inc. (NYSE: MEG) today reported March 2006 total revenues of $74.3 million, a 3 percent increase from March 2005.  By business segment, Publishing Division revenues increased 4.5 percent, Broadcast Division revenues decreased 1.7 percent, and Interactive Media Division revenues rose 37.2 percent.

          In the Publishing Division, newspaper advertising revenues increased $2.5 million, or 6.4 percent, compared to March 2005. Including revenues from the company’s Web sites, newspaper advertising revenues rose 6.9 percent for March and total Publishing revenues increased 5 percent.

          Total Classified revenues for the month increased 16.7 percent, driven primarily by the Classified real estate category.  The strong Classified revenue growth in 2006 also reflected the fact that in 2005 Easter Sunday occurred in March.  Classified advertising tends to be lower than normal on Sundays that are also holidays. Newspaper Classified advertising rose 16.1 percent and online Classified advertising on the company’s Web sites increased 27.8 percent.

          Looking specifically at the company’s newspapers, Classified advertising revenues increased 32.1 percent at The Tampa Tribune and 13 percent at the Richmond Times-Dispatch.  At the Winston-Salem Journal, Classified revenues decreased 4.2 percent, due mostly to lower growth in real estate Classifieds than the other metropolitan markets.  The company’s Community newspapers were up 5.4 percent in the aggregate for Classified advertising.

          Employment linage at the company’s three metro newspapers increased nominally. At The Tampa Tribune, linage declined 13.8 percent, while revenues increased 7 percent due to a change in mix of advertisers that carried a higher average rate. At the Richmond Times-Dispatch, linage increased 7.3 percent and revenues were up 12.5 percent due to a higher average rate.  At the Winston-Salem Journal, employment linage increased 16.4 percent, while revenues declined 4 percent as a result of lower national employment advertising, which carries a higher average rate.

          Real estate linage increased 53.3 percent for the three markets combined and The Tampa Tribune nearly doubled its linage. The Richmond Times-Dispatch had 38 percent growth and the Winston-Salem Journal was up 16 percent.

          Continuing the trend of the last several months, automotive linage was down 18.3 percent in total for the three metros and reflected continued restraint by automotive dealers.

          Retail revenues for March increased $160,000, or 0.9 percent, and was softer, particularly preprints, due to Easter falling in April this year. Holiday-related Retail advertising typically occurs in the weeks just prior to the holiday. The Tampa Tribune and its associated daily newspapers reported a 3.4 percent increase due to higher spending in the furniture and financial categories. The Richmond Times-Dispatch had a 1.3 percent decline and the Winston-Salem Journal’s Retail revenues were even with last year. The Community newspapers had a 2.1 percent decrease in total Retail revenues, despite solid increases in Charlottesville and Northern Virginia.

          National revenues for the month decreased $350,000, or 9.9 percent.  Lower spending in the telecommunications and automotive categories led The Tampa Tribune, the Richmond Times-Dispatch and the Winston-Salem Journal to report declines of 4.2 percent, 13.4 percent and 22.5 percent, respectively.

          Circulation revenues for the month decreased $370,000, or 5.3 percent, nearly half of which was due to the continued roll-out of a change in wholesale rates to independent carriers at several newspapers. These rate changes also resulted in a dollar-for-dollar decrease in Circulation expense. Seven Media General newspapers posted increases in net paid daily Circulation for the month, while overall net paid circulation decreased slightly year-over-year. The rate change process is expected to be completed at all of the company’s newspapers by mid-2006.

          In the Broadcast Division, gross time sales of $24.5 million increased $260,000, or 1.1 percent.  Local time sales increased 3.7 percent, driven mostly by gains in fast food and services advertising.

          National time sales decreased $130,000, or 1.5 percent, and reflected lower spending in the automotive, corporate and specialty stores categories, partially offset by increases in telecommunications and services advertising.

          Political advertising revenues of $70,000 for the month were minimal, as expected, and were mostly derived from gubernatorial and local candidate advertising.

          Interactive Media Division revenues were $2.1 million, a 37.2 percent increase compared to the same month last year, and were driven by online Classifieds.  National advertising more than doubled. Unique visitors for the month increased 20 percent and represented approximately 6 million users coming to Media General Web sites for news, information, entertainment and advertising content. Page views and visitor sessions for the month increased 15 percent and 18 percent, respectively.

          About Media General

          Media General is a multimedia company operating leading newspapers, television stations and online enterprises, primarily in the Southeastern United States. The company’s publishing assets include three metropolitan newspapers, The Tampa Tribune, Richmond Times-Dispatch, and Winston-Salem Journal; 22 daily community newspapers in Virginia, North Carolina, Florida, Alabama and South Carolina; and more than 100 weekly newspapers and other publications. The company’s broadcasting assets include 26 network-affiliated television stations that reach 30 percent of the television households in the Southeast and nearly 8 percent of those in the United States. The company’s interactive media assets include more than 75 online enterprises that are associated with its newspapers and television stations. Media General also owns a 33 percent interest in SP Newsprint Company, a manufacturer of recycled newsprint.

MEDIA GENERAL INC.
Revenues and Page Views

	March

	2006	2005	% Change

Revenues (000)	$74,253	$72,099	3.0%
Publishing	48,566	46,458	4.5%
Broadcast	24,034	24,451	(1.7)%
Interactive Media	2,142	1,561	37.2%
Eliminations	(489)	(371)	(31.8)%
Selected Publishing Revenues (000)
By Category
Advertising	$40,779	$38,314	6.4%
Classified	19,139	16,488	16.1%
Retail	17,740	17,580	0.9%
National	3,203	3,555	(9.9)%
Other	697	691	0.9%
Circulation	6,515	6,882	(5.3)%
By Property
Richmond	11,165	10,964	1.8%
Tampa	17,125	15,373	11.4%
Winston-Salem	4,189	4,341	(3.5)%
Community Newspapers	15,858	15,578	1.8%
Advertising Revenues (000)*
Richmond	$8,856	$8,485	4.4%
Tampa	15,340	13,527	13.4%
Winston-Salem	3,363	3,547	(5.2)%
Community Newspapers	12,805	12,556	2.0%
Broadcast Time Sales (gross) (000)	$24,509	$24,247	1.1%
Local	16,260	15,687	3.7%
National	8,181	8,309	(1.5)%
Political	68	251	(72.9)%
Selected Online Total Page Views
TBO.com (Tampa, Fla.)	15,687,285	20,743,693	(24.4)%
TimesDispatch.com (Richmond, Va.)	11,274,595	8,535,331	32.1%
JournalNow.com (Winston-Salem, N.C.)	4,020,138	3,531,155	13.8%

	Year-to-Date

	2006	2005	% Change

Revenues (000)	$226,404	$217,907	3.9%
Publishing	148,163	143,433	3.3%
Broadcast	73,545	70,992	3.6%
Interactive Media	6,195	4,546	36.3%
Eliminations	(1,499)	(1,064)	(40.9)%
Selected Publishing Revenues (000)
By Category
Advertising	$123,544	$117,908	4.8%
Classified	57,405	51,606	11.2%
Retail	53,398	52,600	1.5%
National	10,894	11,914	(8.6)%
Other	1,847	1,788	3.3%
Circulation	21,192	22,266	(4.8)%
By Property
Richmond	34,338	34,357	(0.1)%
Tampa	52,270	47,690	9.6%
Winston-Salem	12,876	13,134	(2.0)%
Community Newspapers	48,185	47,677	1.1%
Advertising Revenues (000)*
Richmond	$26,851	$26,418	1.6%
Tampa	46,990	42,510	10.5%
Winston-Salem	10,282	10,606	(3.1)%
Community Newspapers	38,421	37,866	1.5%
Broadcast Time Sales (gross) (000)	$74,583	$69,488	7.3%
Local	48,636	45,553	6.8%
National	25,700	23,612	8.8%
Political	247	323	(23.5)%
Selected Online Total Page Views
TBO.com (Tampa, Fla.)	49,050,453	52,974,230	(7.4)%
TimesDispatch.com (Richmond, Va.)	35,624,111	25,359,831	40.5%
JournalNow.com (Winston-Salem, N.C.)	11,841,440	10,407,939	13.8%

Notes: All data are subject to later adjustment.
* Amounts reflected included both daily and weekly newspapers.

MEDIA GENERAL INC.
Daily Newspapers Advertising Linage*

	March

	2006	2005	% Change

Richmond Times-Dispatch
Retail	29,171	28,918	0.9%
National	9,270	10,686	(13.3)%
Classified	74,518	72,486	2.8%
Total	112,959	112,090	0.8%
Tampa Tribune
Retail	44,222	48,235	(8.3)%
National	13,031	15,071	(13.5)%
Classified	140,661	129,247	8.8%
Total	197,914	192,553	2.8%
Winston-Salem Journal
Retail	34,438	38,320	(10.1)%
National	8,479	10,618	(20.1)%
Classified	55,361	59,992	(7.7)%
Total	98,278	108,930	(9.8)%
Community & Associates Dailies
Retail	310,789	315,044	(1.4)%
National	17,555	27,793	(36.8)%
Classified	416,611	426,309	(2.3)%
Total	744,955	769,146	(3.1)%
Media General Dailies Total
Retail	418,620	430,517	(2.8)%
National	48,335	64,168	(24.7)%
Classified	687,151	688,034	(0.1)%
Total	1,154,106	1,182,719	(2.4)%

	Year-to-Date

	2006	2005	% Change

Richmond Times-Dispatch
Retail	89,223	92,055	(3.1)%
National	30,028	34,722	(13.5)%
Classified	220,580	227,812	(3.2)%
Total	339,831	354,589	(4.2)%
Tampa Tribune
Retail	135,103	136,981	(1.4)%
National	42,376	48,448	(12.5)%
Classified	439,300	416,271	5.5%
Total	616,779	601,700	2.5%
Winston-Salem Journal
Retail	102,017	99,915	2.1%
National	25,254	28,029	(9.9)%
Classified	174,328	188,313	(7.4)%
Total	301,599	316,257	(4.6)%
Community & Associates Dailies
Retail	959,881	933,662	2.8%
National	59,796	93,546	(36.1)%
Classified	1,297,147	1,326,719	(2.2)%
Total	2,316,824	2,353,927	(1.6)%
Media General Dailies Total
Retail	1,286,224	1,262,613	1.9%
National	157,454	204,745	(23.1)%
Classified	2,131,355	2,159,115	(1.3)%
Total	3,575,033	3,626,473	(1.4)%

* Advertising is in column inches - full run only

SOURCE  Media General, Inc.
          -0-                                        04/12/2006
          /CONTACT:  Investor Contact:  Lou Anne J. Nabhan, +1-804-649-6103, or Media Contact: Ray Kozakewicz, +1-804-649-6748, both of Media General/
          /First Call Analyst: /
          /FCMN Contact: etucker@mediageneral.com /
          /Web site:  http://www.mediageneral.com/